UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 29, 2007

BEACON POWER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-31973 (Commission File Number)	04-3372365 (IRS Employer Identification No.)

234 Ballardvale Street Wilmington, Massachusetts 01887 (Address of Principal Executive Offices) (Zip Code)

(978) 694-9121 (Registrant's telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01        Other Events.

Smart Energy 25 Development Update

On December 28, 2006, and as previously reported, a malfunction occurred in one of Beacon Power’s test cells during the testing of a Smart Energy 25 prototype flywheel at its facility in Wilmington, Massachusetts, as Beacon engineers were powering down the unit after having run various tests on it over the course of several days.

Beacon has now completed a comprehensive analysis of the malfunction, performed by its own engineers with support from qualified outside specialists. The analysis concluded that the design of the flywheel’s rotating assembly is sound. Beacon has, however, redesigned certain stationary components, most importantly to increase the fault tolerance of the flywheel’s magnetic bearing subsystem.

The time needed to procure and modify parts to accommodate the redesign of such stationary components will extend Beacon’s previously stated development schedule for the Smart Energy 25 system. Beacon now expects to complete prototype development by the end of July 2007, rather than by the end of March, and to place its first megawatt of flywheel-based frequency regulation into service before the end of April 2008, rather than by the end of December. Beacon’s plan to place 10 to 20 megawatts of flywheel-based frequency regulation into service by the end of 2008 remains in place.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON POWER CORPORATION

Dated: January 29, 2007	By:	/s/ F. William Capp
F. William Capp
Chief Executive Officer

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